Exhibit 99.1
Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Carrie Schafer, (303) 941-9470
carrie.schafer@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FIRST QUARTER 2027 FINANCIAL RESULTS
Fiscal Q1 2027 Highlights
▪Revenue of $4.2 billion
▪GAAP gross margin of 57.3%; non-GAAP gross margin of 57.8%
▪GAAP diluted earnings per share (EPS) of $7.59; non-GAAP diluted EPS of $7.68
▪Cash flow from operations of $1.7 billion and free cash flow of $1.5 billion
▪Retired $1.2 billion of debt and returned $568 million to shareholders through dividends and share repurchases
▪Increased quarterly cash dividend by approximately 3% to $0.76 per share

Singapore – October 28, 2026 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”), a leading innovator of mass-capacity data storage, today reported financial results for its fiscal first quarter ended October 2, 2026.
“Seagate delivered another quarter of record profitability and our highest ever free cash flow in the September quarter, demonstrating the earnings power of our business amid a strengthening demand environment,” said Dave Mosley, Seagate's chair and chief executive officer.
“Data creation, retention and reuse continue to compound storage demand with long term customer demand visibility reinforcing our view of a multi-year growth phase. Our HAMR-based technology roadmap enables us to address growing exabyte demand through areal density gains while maintaining supply discipline. Combined with our value-based pricing strategy and strengthened balance sheet, we believe Seagate can deliver profitable growth, strong cash generation and increased shareholder returns over the long term,” Mosley concluded.

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ1 2027	FQ1 2026	FQ1 2027	FQ1 2026
Revenue ($M)	$4,233	$2,629	$4,233	$2,629
Gross Margin	57.3%	39.4%	57.8%	40.1%
Operating Margin	48.8%	26.4%	50.7%	29.0%
Net Income ($M)	$1,761	$549	$1,781	$583
Diluted Earnings Per Share	$7.59	$2.43	$7.68	$2.61
For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.
During the fiscal first quarter, the Company generated $1.7 billion in cash flow from operations and $1.5 billion in free cash flow. Seagate’s balance sheet strengthened as the Company retired approximately $1.2 billion in principal debt in the fiscal first quarter, lowering gross debt to $2.4 billion. Additionally, the Company returned $568 million to shareholders through dividends and share repurchases. As of the end of the quarter, cash and cash equivalents totaled $1.3 billion, and there were 230 million ordinary shares issued and outstanding.
Subsequent to the end of the fiscal first quarter, the Company retired an additional $750 million of principal debt, bringing gross debt to $1.6 billion.
Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.76 per share, which will be payable on January 7, 2027 to shareholders of record as of the close of business on December 23, 2026. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal second quarter of 2027 is based on our current assumptions and expectations; actual results may differ materially as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal second quarter 2027:
•Revenue of $4.8 billion, plus or minus $100 million
•Non-GAAP diluted EPS of $9.20, plus or minus $0.20

Guidance regarding non-GAAP diluted EPS excludes known pre-tax charges related to estimated share-based compensation expenses of $0.30 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal second quarter 2027 to the most directly comparable GAAP measure, other than estimated share-based compensation expenses, because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, net (gain) loss from debt transactions, strategic investment losses (gains) or impairment charges, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available but may be material to future results. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 2:00 PM PT / 5:00 PM ET that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate Technology
Seagate (NASDAQ: STX) is a pioneer in mass-capacity data storage, accelerating ability to harness the full value of data. Our portfolio of advanced storage solutions helps hyperscale cloud providers, enterprises, and consumers protect, create and manage the data that powers their transformation and growth. For more than 45 years, Seagate has driven breakthrough innovations that bring sustainable, high-performance storage to the world at-scale. Learn more at www.seagate.com, and follow us on LinkedIn, YouTube,  X and Facebook.

© 2026 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements
This press release and our other communications regarding our quarterly financial results contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, programs, strategies, prospects, and opportunities; financial outlook for future periods; expectations regarding our ability to service debt and continue to generate free cash flow; expectations regarding our ability to make timely quarterly payments under the settlement agreement with the U.S. Department of Commerce’s Bureau of Industry and Security; expectations regarding logistical, macroeconomic, or other factors affecting the Company, including uncertainty related to tariffs, trade restrictions, or evolving global trade policy; expectations regarding market demand for the Company’s products, our visibility into such demand and our ability to optimize our level of production and meet market and industry expectations and the effects of these future trends on Company’s financial and operational performance, including our ability to deliver profitable growth; anticipated shifts in technology and storage industry trends, and anticipated demand and performance of new storage product introductions, including HAMR-based Mozaic products; our ability to successfully integrate acquisitions with our existing business; and expectations regarding the Company’s business strategy and performance, as well as dividend issuance plans for future periods. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	October 2, 2026	July 3, 2026
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,258	$1,704
Accounts receivable, net	1,817	1,534
Inventories, net	1,700	1,571
Other current assets	621	412
Total current assets	5,396	5,221
Property, equipment and leasehold improvements, net	2,165	2,034
Goodwill	1,221	1,221
Deferred income taxes	1,161	1,105
Other assets, net	383	391
Total Assets	$10,326	$9,972
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,873	$1,748
Accrued employee compensation	227	377
Accrued warranty	80	73
Current portion of long-term debt	—	185
Accrued expenses	788	744
Total current liabilities	2,968	3,127
Long-term accrued warranty	138	125
Other non-current liabilities	1,416	1,173
Long-term debt, less current portion	2,351	3,380
Total Liabilities	6,873	7,805
Total Shareholders’ Equity	3,453	2,167
Total Liabilities and Shareholders’ Equity	$10,326	$9,972

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended
	October 2, 2026	October 3, 2025
Revenue	$4,233	$2,629

Cost of revenue	1,806	1,592
Product development	200	186
Marketing and administrative	159	144
Restructuring and other, net	4	13
Total operating expenses	2,169	1,935

Income from operations	2,064	694

Interest income	7	7
Interest expense	(41)	(80)
Net loss from debt transactions	(44)	(6)
Other, net	(4)	(1)
Other expense, net	(82)	(80)

Income before income taxes	1,982	614
Provision for income taxes	221	65
Net income	$1,761	$549

Net income per share:
Basic	$7.72	$2.58
Diluted	$7.59	$2.43
Number of shares used in per share calculations:
Basic	228	213
Diluted	232	226

Cash dividends declared per ordinary share	$0.74	$0.72

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	For the Three Months Ended
	October 2, 2026	October 3, 2025
OPERATING ACTIVITIES
Net income	$1,761	$549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76	72
Share-based compensation	63	52
Deferred income taxes	(57)	(25)
Net loss from debt transactions	44	6
Other non-cash operating activities, net	3	15
Changes in operating assets and liabilities:
Accounts receivable, net	(283)	(114)
Inventories, net	(129)	(56)
Accounts payable	101	84
Accrued employee compensation	(129)	(140)
Accrued expenses, income taxes and warranty	272	98
Other assets and liabilities	(32)	(9)
Net cash provided by operating activities	1,690	532
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(211)	(105)
Proceeds from business divestiture	—	15
Net cash used in investing activities	(211)	(90)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(1,262)	—
Dividends to shareholders	(168)	(153)
Repurchases of ordinary shares	(400)	(29)
Taxes paid related to net share settlement of equity awards	(17)	(50)
Proceeds from issuance of ordinary shares under employee stock plans	34	22
Other financing activities, net	(1)	(11)
Net cash used in financing activities	(1,814)	(221)
(Decrease) Increase in cash, cash equivalents and restricted cash	(335)	221
Cash, cash equivalents and restricted cash at the beginning of the period	1,705	893
Cash, cash equivalents and restricted cash at the end of the period	$1,370	$1,114

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, free cash flow, EBITDA, adjusted EBITDA and last twelve months adjusted EBITDA, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are used by management to evaluate the business and provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that the Company believes are not part of the Company's ongoing operations and not indicative of its core operating results.
These non-GAAP financial measures are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended
	October 2, 2026	October 3, 2025
GAAP Gross Profit	$2,427	$1,037
Amortization of acquired intangible assets	2	3
Share-based compensation related charges	18	14
Non-GAAP Gross Profit	$2,447	$1,054

GAAP Gross Margin	57.3%	39.4%
Non-GAAP Gross Margin	57.8%	40.1%

GAAP Operating Expenses	$363	$343
Acquisition-related charges	—	(1)
Restructuring and other, net	(4)	(13)
Share-based compensation related charges	(59)	(38)
Non-GAAP Operating Expenses	$300	$291

GAAP Income From Operations	$2,064	$694
Acquisition-related charges	—	1
Amortization of acquired intangible assets	2	3
Restructuring and other, net	4	13
Share-based compensation related charges	77	52
Non-GAAP Income From Operations	$2,147	$763

GAAP Operating Margin	48.8%	26.4%
Non-GAAP Operating Margin	50.7%	29.0%

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended
	October 2, 2026	October 3, 2025
GAAP Net Income	$1,761	$549
Acquisition-related charges	—	1
Amortization of acquired intangible assets	2	3
Net loss from debt transactions	44	6
Restructuring and other, net	4	13
Share-based compensation related charges	77	52
Income tax adjustments	(107)	(41)
Non-GAAP Net Income	$1,781	$583

GAAP Diluted Net Income Per Share	$7.59	$2.43
Acquisition-related charges	—	—
Amortization of acquired intangible assets	0.01	0.01
Net loss from debt transactions	0.19	0.03
Restructuring and other, net	0.02	0.06
Share-based compensation related charges	0.33	0.23
Income tax adjustments	(0.46)	(0.18)
Non-GAAP diluted share count adjustments[1]	—	0.03
Non-GAAP Diluted Net Income Per Share[1]	$7.68	$2.61

Shares Used In Diluted Net Income Per Share Calculation
GAAP	232	226
Non-GAAP diluted share count adjustments[1]	—	(3)
Non-GAAP	232	223

GAAP Net Cash Provided by Operating Activities	$1,690	$532
Acquisition of property, equipment and leasehold improvements	(211)	(105)
Free Cash Flow	$1,479	$427

1 For the three months ended October 3, 2025, using the if-converted method, approximately 10 million shares are issuable upon conversion of our 2028 exchangeable senior notes. These dilutive effects are expected to be offset partially by the capped call transactions and are excluded from non-GAAP shares used in diluted net income per share calculation.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions)
(Unaudited)

	For the Three Months Ended
	October 2, 2026	July 3, 2026	April 3, 2026	January 2, 2026	Last Twelve Months
GAAP Net Income	$1,761	$1,294	$748	$593	$4,396
Depreciation and amortization	76	70	66	68	280
Interest expense	41	64	68	72	245
Interest income	(7)	(10)	(6)	(7)	(30)
Income tax expense	221	211	116	114	662
Non-GAAP EBITDA	2,092	1,629	992	840	5,553

Legal settlement	—	—	105	—	105
Net loss from business divestiture	—	—	3	—	3
Net loss from debt transactions	44	10	69	66	189
Restructuring and other, net	4	4	7	3	18
Share-based compensation related charges	77	54	54	53	238
Strategic investment gains	—	(14)	—	—	(14)
Other charges	—	1	1	—	2
Non-GAAP Adjusted EBITDA	$2,217	$1,684	$1,231	$962	$6,094

The Company’s Non-GAAP measures are adjusted for the following items:
Acquisition-related charges
Acquisition-related charges are primarily related to transaction and integration costs. These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency, and they are not normal operating expenses or indicative of the Company’s operating performance. Excluding these amounts provides investors with a supplemental view to evaluate the Company’s operating performance across periods.
Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, the Company excludes these amounts to provide investors with a supplemental view of the Company’s operating performance across periods.
Legal settlement
From time to time, the Company incurs charges related to the settlement of litigation matters. These charges are inconsistent in amount and frequency and are excluded from the Company’s non-GAAP measures to provide investors with a supplemental view of the Company’s operating performance across periods.
Net gain/loss from business divestiture
From time to time, the Company records net gains or losses from the sale of businesses. These net gains or losses are excluded in the non-GAAP measures because they are not indicative of the Company’s operating performance. The Company excludes these amounts to provide investors with a supplemental view of the Company’s operating performance across periods.
Net gain/loss from debt transactions
From time to time, the Company incurs gains, losses and fees from the early redemption and repurchase of certain long-term debt instruments. The amount of these charges may be inconsistent in size and varies depending on the timing of the early redemption of debt. The Company does not believe these are part of its normal operating performance. Excluding these amounts provides investors with a supplemental view to evaluate the Company’s operating performance across periods.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to reduction in the Company’s workforce, exiting certain facilities, inventory write down related to discontinued product lines and other related costs, as well as charges or gains from sale of properties. These costs or benefits do not reflect the Company’s normal or ongoing operating performance and consequently the Company excludes these amounts to provide investors with a supplemental view of the Company’s operating performance across periods.
Share-based compensation related charges
Share-based compensation related charges primarily consist of costs related to restricted stock, performance share units, stock options and employee stock purchases, and their associated employer payroll taxes. The Company excludes these amounts from its non-GAAP measures because they can fluctuate based on factors unrelated to underlying operating performance, such as the Company’s stock price, award vesting schedule and the timing and size of stock option exercises. Excluding these amounts provides investors with a supplemental view to evaluate the Company’s operating performance across periods.
Strategic investment gains, losses and impairment charges
From time to time, the Company recognizes gains, losses or impairment charges from strategic investments, including fair value changes, equity method gains and losses, impairment charges, and adjustments resulting from observable price changes under the measurement alternative. These amounts may vary significantly in amount and frequency and are not considered indicative of the Company's underlying operating performance. The Company excludes these amounts to provide investors with a supplemental view of the Company’s operating performance across periods.
Other charges
Other charges primarily include IT transformation costs. These charges are inconsistent in amount and frequency and are excluded to provide investors with a supplemental view of the Company's operating performance across periods.
Income tax adjustments
Seagate utilizes a projected annual non-GAAP income tax rate to determine its non-GAAP income taxes. The annual non-GAAP tax rate is based on considerations such as its current tax structure, projected tax positions and impacts from key legislation implemented in various jurisdictions but excludes the tax effects of pre-tax non-GAAP adjustments and other significant non-recurring income tax items. The Company believes applying the non-GAAP tax rate provides consistency across the interim reporting periods and reduces the effects of items not directly related to its operating structure that can vary in size and frequency. The non-GAAP income tax rate could be subject to change for a variety of reasons, including significant changes in tax laws. The Company will re-evaluate periodically its non-GAAP tax rate and may adjust as appropriate. For fiscal year 2027, the Company uses a projected non-GAAP income tax rate of 15.5%.

Non-GAAP diluted share count adjustments
Using the if-converted method, diluted net income per share is calculated assuming that the excess value above the principal of the 2028 exchangeable notes were converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. Non-GAAP shares used in diluted net income per share calculation excluded certain dilutive shares, which are expected to be offset partially by the capped call transactions entered by the Company in conjunction with our 2028 exchangeable senior notes in order to reduce the potential dilution to the Company’s ordinary shares upon the conversion.
Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.
EBITDA, adjusted EBITDA and last twelve months (LTM) adjusted EBITDA
EBITDA is defined as net income before income tax expense, interest expense, interest income, depreciation and amortization. Adjusted EBITDA excludes certain expenses, gains and losses that the Company believes are not indicative of its core operating results. These adjustments primarily include net gain/loss from debt transactions, net gain/loss from business divestiture, restructuring and other, net, share-based compensation related charges, strategic investment gain/loss or impairment charge, and other extraordinary charges such as factory underutilization charges. LTM adjusted EBITDA is defined as the total of last twelve months adjusted EBITDA. These non-GAAP financial measures are used by management to evaluate the Company’s debt portfolio and structure to comply with its financial debt covenants.